EXHIBIT 99.2

CIT Group Funding Company of Delaware LLC

NOTICE DATE REPORT
(Series B Indenture)

Set forth below is the Notice Date Report for the Quarter ended June 30, 2010, under Section 7.15 (e) of the First Supplemental Indenture between CIT Group Funding Company of Delaware LLC, as Issuer, CIT Group Inc. and the Other Guarantors named herein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series B Parent Collateral Agent and Series B Subsidiary Collateral Agent, dated as of December 10, 2009

1. Sweep Cash Amount* for the quarter ended June 30, 2010	$ 812,059,974

2. Other Available Cash* as of June 30, 2010	$5,819,327,655

3a. Payments made during the quarter ended June 30, 2010 on obligations that were Time-To-Fund (TTF) Requirements*	$5,317,482,752

3b. Payments made during the quarter ended June 30, 2010 on Qualified Debt Obligations*	$3,179,996,080

3c. The projected amounts of TTF payments for the 12-month period ending June 30, 2011. (See notes 1 & 2 below)	$4,592,855,240

4a. Permitted Bank Investments* made from sweep accounts during the quarter ended June 30, 2010	$ 0

4b. Required Bank Investments* made from sweep accounts during the quarter ended June 30, 2010	$ 0

4c. Required Bank Investments* made from Other Available Cash* during the quarter ended June 30, 2010	$ 21,195,319

5. Business Reinvestments* made from sweep accounts during the quarter ended June 30, 2010	$ 0

6. Payments made or required to be made to repay or repurchase indebtedness outstanding under the 1st Lien Facility, Series A Notes or Series B Notes, as applicable, during the quarter ended September 30, 2010. (See note 2 below)	$1,462,711,236

7. Cash sweep payment required (i.e., “Available Sweep Amount”) for the quarter ended June 30, 2010	$ 0

* As defined under the Series B Indenture.

Note 1: Amount does not include the $1.008 billion voluntary prepayment of the 1st Lien Facility on 8/11/10.

Note 2: Amount does not include the $3.0 billion cash-less refinancing of the 1st Lien Facility on 8/11/10.

/s/ Mark A. Carlson
SVP & Assistant Treasurer
CIT Group Funding Company of Delaware LLC